SCHAFER CULLEN
                               CAPITAL MANAGEMENT

                                 CODE OF ETHICS
                           For Supervised Persons of
                    Schafer Cullen Capital Management, Inc.
                       And Cullen Capital Management, LLC
                    And Access Persons of Cullen Funds Trust

I.   INTRODUCTION

          A.   Fiduciary Duty.  This Code of Ethics is based on the principle
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that managers, partners,  officers employees  and affiliates  of Schafer  Cullen
Capital Management Inc. ("SCCM") and Cullen Capital Management LLC ("CCM") have a fiduciary duty to place the interests of clients ahead of their own. The Code applies to all Supervised Persons and focuses principally on prevention of breaches of the Federal Securities Laws, pre-clearance, reporting of personal
transactions in securities and other matters  as addressed herein.   Capitalized
words are defined in Appendix 1.  Access Persons must avoid activities,
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interests and relationships that  might interfere with  making decisions in  the best interests of the Advisory Clients of SCCM/CCM.

          As fiduciaries, Supervised Persons must at all times:

          1.   Place the interests of Advisory Clients first.  Supervised
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     Persons must scrupulously avoid serving their own personal interests  ahead of the interests of the Advisory Clients of SCCM/CCM. A Supervised Person may not induce or cause an Advisory Client to take action, or not to take action, for the personal benefit of the Supervised Person, rather than for the benefit of the Advisory Client. For example, a Supervised Person would violate this Code by causing an Advisory Client to purchase a Security he or she owned for the purpose or with the intent of increasing the price of that Security.

          2.   Avoid taking inappropriate advantage of their position.  The
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     receipt of  investment opportunities,  perquisites  or gifts  from  persons seeking business with SCCM/CCM could call into question the exercise of a Supervised Person's independent judgment. Supervised persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions or accept gifts of such value as to potentially impair their judgment in selecting brokers or other vendors on behalf of Advisory Clients.

          3. Conduct all personal Securities Transactions in full compliance with this Code, including both the pre-clearance and reporting requirements. Doubtful situations should be resolved in favor of Advisory Clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

          B.   Appendices to the Code.  The appendices to this Code are attached
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hereto and are a part of the Code, and include the following:
          1.   Definitions -- capitalized words as defined in the Code -
               -----------
               (Appendix 1),

          2.   List of Broad-Based Indices (Appendix 2).
               ---------------------------
          3.   Pre-clearance Request for Access Persons (Appendix 3);
               ----------------------------------------
          4.   Securities Transaction Report (Appendix 4);
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          5.   Annual Code of Ethics Certification (Appendix 5); and
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          6.   Acknowledgment of Receipt of Code of Ethics (Appendix 6)

          7.   Disclosure of Personal Securities Holdings (Appendix 7)
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II.   PERSONAL SECURITIES TRANSACTIONS

          A.   Annual Disclosure of Personal Holdings by Access Persons.

          1.   General Requirement.  Within ten (10) days after designation as
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     an Access Person, and thereafter on an annual  basis, all Access Persons must report on the Disclosure of Personal Holdings In Securities Form (Appendix 7) (or a substantially similar form) (i) all Reportable
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     Securities,  including securities held  in  certificate form,  in  which they have a Beneficial Interest, (ii) all Reportable Securities in non-client accounts for which they make investment decisions and (iii) each securities account the Access Person maintains with a broker, dealer
     or bank.   The information in  such reports shall be current as of a date
     no more than forty-five (45) calendar days prior to the date due.   This
     provision does not apply to  Independent Trust Trustees.

          2.   Securities Exempt from Annual Disclosure Requirement.  Securities
               ----------------------------------------------------
     specifically excluded from the definition of Reportable Security, and Reportable Securities held in any account over which the Access Person does not have any direct or indirect influence or control, are exempt from the initial and annual disclosure requirement of this Code.

          3.   Additional Requirement.  All Access Persons must have duplicate
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     statements  of  all  brokerage  accounts  of  which  they  hold  beneficial interest, forwarded to SCCM/CCM on a monthly basis.

          B.   Pre-clearance Requirements for Access Persons.
               ---------------------------------------------

          1.   General Requirement.  Except for the transactions set forth in
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     Section II.B.2., all Securities Transactions in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest must be precleared with the President or the President's designee.

          2.   Transactions Exempt from Preclearance Requirements.  The
               --------------------------------------------------
     following  Securities  Transactions  are   exempt  from  the   preclearance
     requirements set forth in Section II.B.1. of this Code:

               a.   Mutual Funds.  Securities issued by any registered open-end
                    ------------
          investment companies;

               b.   No Knowledge.  Securities Transactions where neither
                    ------------
          SCCM/CCM, the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

               c.   Certain Corporate Actions.  Any acquisition or disposition
                    -------------------------
          of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

               d.   Rights.  Any acquisition or disposition of Securities
                    ------
          through the exercise of rights issued by an issuer pro rata to all
                                                             --- ----
          holders of a class of its Securities, to the extent the rights were acquired in the issue or through the exercise of rights, options, convertible bonds or other instruments acquired in compliance with the Code;

               e.   Application to Commodities, Futures, Options on Futures and
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          Options on Broad-Based Indices.  Commodities, futures (including
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          currency futures and futures on securities comprising part of a broad-
          based, publicly  traded  market-based  index of  stocks),  options  on
          futures,  options  on  currencies  and  options  on  certain   indices
          designated by the President as broad-based are not subject to the preclearance, two day black-out, 60-day profit disgorgement, or prohibited transaction provisions of Section II.D.1. of the Code, but are subject to transaction reporting in accordance with Section II.F. The options on indices designated by the President as broad-based may be changed from time to time and are listed in Appendix 2; and
                                                         ----------
               f.   Miscellaneous.  Any transaction in the following:  (1)
                    -------------
          bankers acceptances, (2) bank certificates of deposit ("CDs") and bank and savings and loan accounts, (3) commercial paper, (4) repurchase agreements (when backed by exempt securities), (5) Securities that are direct obligations of the U.S. Government, (6) the acquisition of equity securities in dividend reinvestment plans ("DRIPs"), when the acquisition is directly through the issuer or its non-broker agents,
          (7) Securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a profit sharing plan, 401(k) plan, ESOP, or other similar plan, and (8) other Securities as may from time to time be designated in writing by the President on the grounds that the risk of abuse is minimal or non-existent.

     THE SECURITIES TRANSACTIONS LISTED ABOVE ARE NOT NECESSARILY EXEMPT FROM THE REPORTING REQUIREMENTS SET FORTH IN SECTION II.A. OR II.F.

          C.   Pre-clearance Requests.
               ----------------------

          1.   Trade Authorization Request Forms.  Prior to entering an order
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     for a Securities Transaction that requires preclearance, the Access  Person must complete, IN WRITING, a Preclearance Request For Access Persons Form as set forth in Appendix 4 and submit the completed form to the Contact
                     ----------
     Person (or his alternate). The Preclearance Request For Access Persons Form requires Access Persons to provide certain information and to make certain representations. Proposed Securities Transactions of the Contact Person that require preclearance must be submitted to his alternate.

          2.   Review of Form.  After receiving the completed Preclearance
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     Request For  Access  Persons  Form, the  Contact  Person  (or  the  Contact
     Person's alternate) will (a) review the information set forth in the form with the President (or the President's designee), (b) confirm with the President (or the President's designee) whether the Securities are held by any Funds or other accounts managed by SCCM/CCM and whether there are any unexecuted orders to purchase or sell the Securities by any accounts managed by SCCM/CCM, and (c) as soon as reasonably practicable, record the decision of the President (or the President's designee) whether to clear the proposed Securities Transaction. The authorization and date of the authorization should be reflected on the Preclearance Request For Access Persons Form. The Contact Person (or his alternate) will keep one copy of the completed form for the records, and send one copy to the Access Person seeking authorization.

          D.   Prohibited Transactions.
               -----------------------

          1.   Prohibited Securities Transactions.  The following Securities
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     Transactions for accounts in which an Access  Person or a member of his  or her Immediate Family have a direct or indirect Beneficial Interest, to the extent they require preclearance under Section II.B. above, are prohibited and will not be authorized by the President (or the President's designee) absent exceptional circumstances, in which case a written record will be made of the authorization of, and the rationale supporting, such Securities Transaction (which record will be maintained for at least five years after the fiscal year in which such authorization was granted):

               a.   Initial Public Offerings.  Any purchase of Securities in an
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          Initial Public Offering  (other than a  new offering  of a  registered open-end investment company);

               b.   Pending Buy or Sell Orders.  Any purchase or sale of
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          Securities on any day during which  any Advisory Client has a  pending
          "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn;

               c.   Two Day Blackout.  Purchases or sales of Securities by a
                    ----------------
          Portfolio Manager within two calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client managed by that Portfolio Manager;

               d.   Intention to Buy or Sell for Advisory Client.  Purchases or
                    --------------------------------------------
          sales of Securities at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases or two sales) or the opposite (a purchase and
           ----
          sale) direction of the transaction of the Advisory Client; and

               e.   60-day Blackout.  (1) Purchases of a Security in which an
                    ---------------
          Access Person acquires a direct or indirect Beneficial Interest within 60 days of the sale of the Security (or an Equivalent Security) in which such Access Person had a Beneficial Interest, and (2) sales of a Security in which an Access Person had a Beneficial Interest within 60 days of the purchase of the Security (or an Equivalent Security) in which such Access Person has a Beneficial Interest, unless, in each case, the Access Person agrees to give up all profits on the transaction to a charitable organization or otherwise as specified in accordance with Section IV.B.1.

          2.   Always Prohibited Securities Transactions.  The following
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     Securities Transactions are prohibited and will not be authorized under any circumstances:

               a.   Inside Information.  Any transaction in a Security while in
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          possession of material nonpublic information regarding the Security or the issuer of the Security;

               b.   Market Manipulation.  Transactions intended to raise, lower
                    -------------------
          or maintain the price of any Security or to create a false appearance of active trading;

               c.   Large Positions in Mutual Funds.  Transactions in a
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          registered investment company which result in the Access Person owning five percent or more of any class of Securities in such investment company; and

               d.   Others.  Any other transactions deemed by the President (or
                    ------
          the President's designee) to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

          3.   Private Placements.  Acquisitions of Beneficial Interests in
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     Securities in a Private Placement by an Access Person is discouraged.   The
     President (or the President's designee) may give permission for such Securities Transactions only after considering, among other factors, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person. Access Persons who have been authorized to acquire and have acquired securities in a Private Placement are required to disclose that investment when they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client, and the decision to purchase Securities of such an issuer by an Advisory Client must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

          4.   No Explanation Required for Refusals.  In some cases, the
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     President  (or  the  President's  designee)  may  refuse  to  authorize   a
     Securities Transaction for a reason that is confidential. The President (or the President's designee) is not required to give an explanation for refusing to authorize any Securities Transaction.

          E.   Length of Trade Authorization Approval.  Any trading
               --------------------------------------
authorization provided hereunder is effective until the earlier of (1) its revocation, (2) the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or (3) the Access Person learns that the information in the Preclearance Request for Access Persons Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order or a "not held" order), no new authorization is necessary unless the person placing the original order for the Securities Transactions amends it in any way.

          F.   Trade Reporting Requirements.
               ----------------------------

          1.   Reporting Requirement.
               ---------------------

               (a) Except as provided in Section II.E.1.f., each Access Person must report to the Contact Person (or to such alternate person as the President may designate from time to time) the information described in Section II.E.1.b. and Section II.E.1.c. of this Code with respect to any Securities Transaction of which such Access Person is aware in any Reportable Security in which the Access Person has, or by reason of such Securities Transaction acquires, a direct or indirect Beneficial Interest.

               (b)  Every such required report must be made no later than thirty
          (30) days after the end of the calendar quarter in which the Securities Transaction with respect to which the report relates is effected or becomes known to the reporting Access Person, and must contain the following information:

               (i) The date of the transaction, the title, the exchange ticker symbol or CUSIP number, the interest rate and
                      maturity date, the  number  of  shares,   and  the
                      principal amount (as applicable) of each Reportable Security involved;

               (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii)  The price at which the transaction was effected;

               (iv) The name of the broker, dealer, bank or other party with or through which the transaction was effected; and

               (v)  The date that the report is submitted by the Access Person.

               (c) In addition, with respect to any account established by the Access Person in which any Reportable Securities were held during the quarter for the direct or indirect benefit of the Access Person, such report must contain the following additional information:

               (i) The name of the broker, dealer, bank or other party with whom the Access Person established the account;

               (ii)   The date the account was established;

               (iii)  The name and telephone number of the contact person; and

               (iv)  The date that the report is submitted by the Access Person.

               (d) The form to be used for making such reports is the Security Transaction Report Form as set forth in Appendix 4. If a confirmation
                                                  ----------
          for the reporting Access Person's Securities Transaction or related brokerage statement includes the required information, the form of report may simply be to attach a copy of such confirmation or statement.

               (e) The foregoing does not apply to (i) any Reportable Security held in any account over which such Access Person does not have any direct or indirect influence or control or (2) transactions effected pursuant to an Automatic Investment Plan, or (3) any transaction if the report would duplicate information contained in broker trade confirmations or account statements that SCCM/CCM has in its records so long as SCCM/CCM receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

          2.   Disclaimers.  Any report of a Securities Transaction for the
               -----------
     benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership of the Security to which the report relates.

          3.   Quarterly Review.  At least quarterly, for Securities
               ----------------
     Transactions requiring preclearance under this Code, the Contact Person (or his alternate) shall compare the reports, confirmations and/or periodic statements provided pursuant to Section II.E.1. above, to the approved Preclearance Request for Access Persons Forms. Such review shall include:

               a.   Whether the Securities Transaction complied with this Code;

               b. Whether the Securities Transaction was authorized in advance of its placement;

               c. Whether the Securities Transaction was executed within two full trading days of when it was authorized;

               d.   Whether  any  accounts   managed  by   SCCM/CCM  owned   the
          Securities at the time of the Securities Transaction, and

               e. Whether any separate accounts managed by SCCM/CCM purchased or sold the Securities in the Securities Transaction within 2 days of the Securities Transaction.

          4.   Record Retention. SCCM/CCM at its respective principal place of
               ----------------
     business, shall maintain records as follows:

               a. A copy of each Code that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

               b. A record of any violation of the Code and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

               c. A copy of each report made by an Access Person under the Code must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

               d.   A record of all persons, currently  or within the past  five years, who are or were required to make reports under the Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

          5. A copy of each report required by Section IV.3. must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          G.   Reporting Reviews
               -----------------
          SCCM/CCM shall institute procedures by which appropriate management or compliance personnel review the reports required by Sections II.A. and II.F.1.

          H.   Identification of Access Persons
               --------------------------------
          SCCM/CCM shall identify all Access Persons who are required to make the reports required by Sections II.A. and II.F.1. and shall inform those Access Persons of their reporting obligation.

          I.   Reporting of Violations
               -----------------------
          Supervised Persons shall report any violations of the Code promptly to the Chief Compliance Officer of SCCM/CCM (or to the Contact Person with a report thereof provided to the Chief Compliance Officer of SCCM/CCM).

          J.   Independent Trust Trustees
               --------------------------
          An Independent Trust Trustee who would be required to make a report solely by reason of being a Trustee of the Trust need not make an initial holdings report or an annual holdings report under Section II.A. Also, an Independent Trust Trustee who would be required to make a quarterly report or effect a pre-clearance solely by reason of being a Trustee of Cullen Funds Trust need not make a quarterly transaction report under Section II.F.1. or effect a pre-clearance, unless such Trustee knew or, in the ordinary course of fulfilling his/her official duties as Trustee of the Trust, should have known that, during the fifteen (15) calendar day period immediately before or after the date of a transaction in a Reportable Security by the Trustee, the Trust purchased or sold the Reportable Security, or the Trust or CCM considered purchasing or selling the Reportable Security.

III.   FIDUCIARY DUTIES

          A.   Confidentiality.  Supervised Persons are prohibited from
               ---------------
revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

          B.   Gifts.  The following provisions on gifts apply only to employees
               -----
of SCCM/CCM:

          1.   Accepting Gifts.  On occasion, because of their position with
               ---------------
     SCCM/CCM, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such
     entities.    Acceptance  of  extraordinary  or  extravagant  gifts  is  not
     permissible.   Any such  gifts must  be declined  or returned  in order  to protect the reputation and integrity of SCCM/CCM. Gifts of a nominal value (e.g., gifts whose reasonable value is no more than $250 a year), and
      ----
     customary business meals, entertainment (e.g., sporting events) and
                                              ----
     promotional items  (e.g., pens, mugs, T-shirts, hats, etc.) may be
                         ----
     accepted.

          If an employee receives any gift that might be prohibited under this Code, the employee must inform the Contact Person (or alternate).

          2.   Solicitation of Gifts.  Employees of SCCM/CCM may not solicit
               ---------------------
     gifts or gratuities.

          3.   Giving Gifts.  Except with the permission of the Contact Person,
               ------------
     employees of SCCM/CCM may not give any gift with a value in excess of $250 per year to persons associated with securities or financial organizations, including exchanges, member organizations, commodity firms, news media or clients of SCCM/CCM.

          C.   Payments to Advisory Clients.  Supervised Persons may not make
               ----------------------------
any payments to Advisory Clients in order to resolve any type of Advisory Client complaint. All such matters must be handled by the President.

          D.   Corporate Opportunities.  Supervised Persons may not take
               -----------------------
personal advantage of any opportunity properly belonging to any Advisory  Client
or SCCM/CCM.   This includes, but  is not limited  to, acquiring Securities  for one's own account that would otherwise be acquired for an Advisory Client.

          E.   Undue Influence.  Supervised Persons may not cause or attempt to
               ---------------
cause any Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Supervised Person. If a Supervised Person or a member of his or her Immediate Family stands to materially benefit from an investment decision for an Advisory Client that the Supervised Person is recommending or participating in, the Supervised Person must disclose to those persons with authority to make investment decisions for the Advisory Client (or to the Contact Person (or his alternate) if the Supervised Person in question is a person with authority to make investment decisions for the Advisory Client), any Beneficial Interest that the Supervised Person (or a member of his or her Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Supervised Person (or a member of his or her Immediate Family) or the appearance of impropriety.

          F.   Involvement in Criminal Matters or Investment-Related Civil
               -----------------------------------------------------------
Proceedings.  Each Supervised Person must notify the President, as soon as
-----------
reasonably possible, if such Supervised Person is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

          G.   Compliance With Laws.  Supervised Persons must comply with all
               --------------------
applicable Federal Securities Laws.

IV.   COMPLIANCE WITH THIS CODE OF ETHICS

          A.   Administration.

          1.   Investigating Violations of the Code.  The President (or the
               ------------------------------------
     President's alternate) is responsible for investigating any suspected violation of the Code.

          2.   Annual Review.  The President (or the President's alternate) will
               -------------
     review the Code at least once a year, in light of legal and business developments and experience in implementing the Code.

               a.   Report to Trust's Board.  No less frequently than annually,
                    -----------------------
          the Cullen Funds Trust and CCM shall furnish to the Board of Trustees of the Trust, and the Board shall consider, a written report that:

               b. describes any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

               c.   certifies that the Trust or CCM, as applicable, has  adopted
          procedures  reasonably  necessary  to  prevent  Access  Persons   from
          violating the Code.

          B.   Remedies.
               --------

          1.   Sanctions.  If the President (or the President's alternate)
               ---------
     determines that a Supervised Person has committed a violation of the Code, the President (or the President's alternate) may impose sanctions and take other actions as he deems appropriate, including a letter of caution or warning, suspension of personal trading privileges, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral and/or termination of the employment of the violator for cause. The President (or the President's designee) may also require the Supervised Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be forwarded to a charitable organization.

          2.   Authority.  The President (or the President's designee) has the
               ---------
     authority, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          C.   Exceptions to the Code.  The President (or the President's
               ----------------------
designee) may grant exceptions to the requirements of the Code on a case by case basis if he finds that the proposed conduct involves negligible opportunity for abuse.

          D.   Compliance Certification.  At least annually, all Supervised
               ------------------------
Persons will be required to certify on the Annual Code of Ethics Certification set forth in Appendix 5 or on a document substantially in the form of Appendix 5
             ----------                                               ----------
that they have complied with the Code in all respects.

          E.   Inquiries Regarding the Code.  The President (or the President's
               ----------------------------
designee) will answer any questions about this Code or any other compliance-related matters.

V.   APPROVAL OF CODE OF ETHICS
The Board of Trustees of Cullen Funds Trust, including a majority of Independent Trust Trustees, shall approve (i) this Code, and (ii) any material changes to the Code. The Board shall base its approval of the Code and any material changes to it on a determination that it contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) of the Investment Company Act of 1940. Before approving the Code, or any amendment to the Code, the Board shall receive a certification from management of the Trust and CCM that they have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. The Board must approve a material change to the Code no later than six months after adoption of the material change.

February 1, 2005

                                                                      APPENDIX 1

                                  DEFINITIONS

          "Access Person" means any trustee or officer of Cullen Funds Trust and
           --------------
any supervised person of SCCM or CCM:

               (i) who has access to nonpublic information regarding any Advisory Client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Reportable Fund; or

               (ii) who is  involved  in making  securities  recommendations  to
                    Advisory Clients, or who has access to such recommendations that are nonpublic.

For so long as providing investment advice in SCCM or CCM's primary business, all of SCCM or CCM's directors, managers, officers and partners are presumed to be access persons.

          "Advisers Act" means the Investment Advisers Act of 1940, as amended.
          --------------

          "Advisory Client" means any client (including both investment
          -----------------
companies and managed accounts) for which SCCM/CCM serves as an investment adviser, renders investment advice, makes investment decisions or places orders through its Trading Department.

          "Automatic Investment Plan" means a program in which regular periodic
          ---------------------------
purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

          "Beneficial Interest" means the opportunity, directly or indirectly,
          ---------------------
through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. A person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA or UGMA accounts, partnerships, trusts, and controlling interests in corporations. Any uncertainty as to whether a person has a Beneficial Interest in a Security should be brought to the attention of the Contact Person. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934.

          "Contact Person"  means President or such alternate person as may be
          ----------------
designated by the Contact Person from time to time. In any event, an alternate person shall be designated to administer the Code with respect to the Contact Person.

          "Code" means this Code of Ethics.
          ------

          "Equivalent Security" means any Security issued by the same entity as
          ---------------------
the issuer of a subject Security that is exchangeable for or convertible into the equity Security of the issuer. Examples include options, rights, stock appreciation rights, warrants and convertible bonds.

          "Federal Securities Laws" means the Securities Act of 1933, the
          ---------------------------
Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, Title V of the Gramm-Leach-
                                                             ---
Bliley Act, each as it may be amended, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

          "Fund" means an investment company registered under the Investment
          ------
Company Act of 1940.

          "Immediate Family" means any of the following persons who reside in
          ------------------
the same household as the Access Person:

          child            grandparent            son-in-law
          stepchild        spouse                 daughter-in-law
          grandchild       sibling                brother-in-law
          parent           mother-in-law          sister-in-law
          stepparent       father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the President determines could lead to the possible conflicts of interest, diversions of corporate opportunity or appearances of impropriety which the Code is intended to prevent.

          "Independent Trust Trustee" means any director or trustee of a Fund
          ----------------------------
who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

           "Initial Public Offering" means an offering of securities registered
            ------------------------
under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

          "Portfolio Manager" means a person who has or shares principal day-to-
          -------------------
day responsibility for managing the portfolio of an Advisory Client.

          "President" means the president of SCCM/CCM or such other person as
          -----------
may be designated by the president of SCCM/CCM from time to time who is involved with the investment management business of SCCM/CCM.

          "Private Placement" means an offering that is exempt from registration
          -------------------
under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

          "Reportable Fund" means
          -----------------

          (i) Any Fund for which SCCM or CCM serves as an investment adviser (including as a sub-adviser) as defined in Section 2(a)(20) of such Act (i.e., SCCM or CCM has been approved by the investment company's board of directors to serve in such capacity); or

          (ii) Any Fund whose investment adviser or principal underwriter controls SCCM or CCM, is controlled by SCCM or CCM, or is under common control with SCCM or CCM. For purposes of this Section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940, as amended.

"Reportable Security" shall have the meaning ascribed to the term "security"  in
Section 202(a)(18) of the Advisers Act, except that it shall not include

          (i)  direct obligations of the Government of the United States;

          (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          (iii)shares issued by money market funds;

          (iv) shares issued by open-end funds other than Reportable Funds; and

          (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

          "SEC" means the Securities and Exchange Commission.
          -----

          "Security" includes stock, notes, bonds, debentures, and other
          ----------
evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. Security does not include futures, options on futures or options on currencies, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

          "Securities Transaction" means a purchase or sale of Securities in
          ------------------------
which a Supervised person or a member of his or her Immediate Family has or acquires a Beneficial Interest, including the purchase or sale of an Equivalent Security.

          "Supervised Person" means any partner, officer, director (or other
          --------------------
person occupying a similar status or performing similar functions), or employee of SCCM or CCM, or other person who provides investment advice on behalf of SCCM or CCM and is subject to the supervision and control of SCCM or CCM.


                                                                      APPENDIX 2

                          LIST OF BROAD-BASED INDICES

Listed below are the  broad-based indices as designated  by the President.   See
Section II.B.2. for additional information.

          Computer Technology (AMEX)
          Eurotop 100 (AMEX)
          Exchange Traded Funds (ETF)
          Hong Kong Option Index (AMEX)
          Japan Index (AMEX)
          Major Market Index (AMEX)
          Major Market Index (LEAPS) (AMEX)
          Russell 2000 (CBOE)
          Russell 2000 (LEAPS) (CBOE)
          Semiconductor Sector (HLX)
          S & P 100 Index (LEAPS) (CBOE)
          S & P 500 Index (LEAPS) (CBOE)
          Value Line Index (PHLX)
          Value Line Index (LEAPS) (PHLX)
          Wilshire Small Cap Index (PSE)


                                                                      APPENDIX 3


DATE:
       ------------


I WOULD LIKE TO REQUEST AUTHORIZATION TO PERFORM A TRANSACTION IN THE FOLLOWING
SECURITIES:

 (CIRCLE ONE)       SECURITY NAME AND SYMBOL       NUMBER OF SHARES

   Buy    Sell
                  ---------------------------  -----------------------

   Buy    Sell
                  ---------------------------  -----------------------

   Buy    Sell
                  ---------------------------  -----------------------

   Buy    Sell
                  ---------------------------  -----------------------

   Buy    Sell
                  ---------------------------  -----------------------

   Buy    Sell
                  ---------------------------  -----------------------

   Buy    Sell
                  ---------------------------  -----------------------

Transaction(s) Requested by:                            Date:
                              ----------------------          ------------



Transaction(s) Authorized by:                                Date:
                               ----------------------              -----------
Transaction(s) Denied by:                                    Date:
                               ----------------------              -----------


                                                                      APPENDIX 4


                         PERSONAL SECURITY TRANSATIONS

                              PERIOD:
                                       --------------



     Date   Buy/Sell   Shares/Par   Security        Price   Amount  Broker
                       Value        Description











Employee:                                    Reviewed By:
           ----------------                                ---------------
Signature:                                   Date:
           ----------------                                ---------------
Date:
           ----------------



                                                                      APPENDIX 5

                    ANNUAL CERTIFICATION UNDER SECTION IV.D.

In accordance with Section IV.D. of the Code of Ethics (the "Code") of Schafer Cullen Capital Management, Inc. and Cullen Capital Management LLC ("SCCM/CCM"), the undersigned hereby acknowledges that he or she has in his or her possession, and has recently reviewed, a copy of the Code of Ethics and hereby certifies that since January 1, 20__, he or she has complied with the policies and requirement of the Code. The undersigned also acknowledges that he or she has in his or her possession, and has recently reviewed, a copy of the Statement of Policy on Insider Trading of SCCM/CCM, as applicable, and certifies that since such date he or she has complied with its requirements.


-------------------      ---------------------
 Date                    Access Person Signature

                         ---------------------
                         Print Name


                                                                      APPENDIX 6

                           ACKNOWLEDGMENT OF RECEIPT

          The undersigned acknowledges that he or she has received, and has reviewed, a copy of the Code of Ethics (the "Code") of Schafer Cullen Capital Management, Inc. and Cullen Capital Management LLC ("SCCM/CCM") and hereby agrees to comply with the policies and requirements of the Code. The undersigned also acknowledges that he or she has received, and has reviewed, a copy of the Statement of Policy on Insider Trading of SCCM/CCM, as applicable, and agrees to comply with its requirements.


--------------------          --------------------------------
 Date                         Access Person Signature

                              --------------------------------
                              Print Name


                                                                      APPENDIX 7

                       DISCLOSURE OF PERSONAL SECURITIES
                          HOLDINGS UNDER SECTION II.A.
                                 CODE OF ETHICS

In accordance with Section II A. of the Code of Ethics of Schafer Cullen Capital Management Inc. and Cullen Capital Management LLC, the undersigned Access Person hereby discloses all Securities (other than those specifically excluded from the definition of Security), including physical certificates held, in which such Access Person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access Person and all Securities in non-client accounts which the Access Person makes investment decisions:

(1)  Name and Access Person:
                                  -------------------------------

(2)  If different than (1), name
     of the person in whose name
     account(s) held
                                  ------------------------------

(3)  Relationship of (2) to (1)
                                  -------------------------------

(4)  Broker(s), dealer(s), bank(s)
     or other financial institution(s)
     at which Account(s) maintained
                                   ------------------------------

(5)  Account Number(s):
                                  -------------------------------

(6)  Contact person(s) and
     phone number(s)
                                  -------------------------------

(7) For each account, attach the most recent account statement listing Securities in that account. If the Access Person owns Beneficial Interests in Securities that are not listed in an attached account statement(s), or holds physical certificates, list them below:

          Name of Security         Quality        Value          Custodian
          ----------------         -------        -----          ---------
          1.
          2.
          3.
          4.
          5.

(8)  Date as of which holdings disclosed:            , 20
                                          -----------    --

(Attach separate sheets if necessary.)